Exhibit 99.1

Viking Therapeutics Reports New Data from VK2735 Obesity Program at ObesityWeek® 2024
Up to 6.8% Placebo-Adjusted Mean Weight Loss (8.2% from Baseline) After 28 Days of Dosing with Oral Tablet of VK2735
Encouraging Tolerability Through 100 mg Daily Dosing with Oral VK2735; Mild GI-Related Adverse Event Profile

Updated Results from VENTURE Phase 2 Study of Subcutaneous VK2735 Show Durable Effects and Support Potential Monthly Dosing Regimen

SAN DIEGO, CA – November 4, 2024 – Viking Therapeutics, Inc. ("Viking") (NASDAQ: VKTX), a clinical-stage biopharmaceutical company focused on the development of novel therapies for metabolic and endocrine disorders, today announced that new clinical data from the company’s VK2735 obesity program were highlighted in two poster presentations at ObesityWeek® 2024, the annual meeting of the Obesity Society. VK2735 is a dual agonist of the glucagon-like peptide 1 (GLP-1) and glucose-dependent insulinotropic polypeptide (GIP) receptors being developed for the potential treatment of various metabolic disorders. Viking is evaluating both subcutaneous and oral formulations of VK2735 in clinical trials.

Highlights from one poster presentation include new data from the company’s Phase 1 multiple ascending dose (MAD) clinical trial of an oral tablet formulation of VK2735 dosed daily for 28 days, including results for the study’s 60 mg, 80 mg, and 100 mg daily treatment cohorts. A second poster presentation highlights follow-up results from the company’s Phase 2 VENTURE clinical trial of VK2735 demonstrating the treatment’s longer-term maintenance effects and pharmacokinetic information.

Poster Presentation #017: First-in-Human Study of an Oral Formulation of the GLP-1/GIP Co-Agonist VK2735 in Healthy Adults

Poster #017 presented updated data from the previously reported 28-day MAD study of the oral tablet formulation of VK2735, including new results from cohorts dosed at 60 mg, 80 mg, and 100 mg daily. These results continued to show positive signs of clinical activity over the 28-day treatment period in this study. Cohorts receiving VK2735 demonstrated dose-dependent reductions in mean body weight from baseline, ranging up to 8.2%. Cohorts receiving VK2735 also demonstrated reductions in mean body weight relative to placebo, ranging up to 6.8%. Persistent weight loss effects were observed at follow-up visits through Day 57, ranging up to 8.3% from baseline, four weeks after the last dose of VK2735 was administered. An exploratory assessment of the proportion of subjects achieving at least 5% weight loss after 28 days demonstrated that up to 100% of VK2735-treated subjects achieved ≥5% weight loss, compared with 0% for placebo. Based on a preliminary evaluation of weight loss trajectories at multiple dose levels, the company believes that continued treatment beyond 28 days may provide further reductions in body weight.

Change in Body Weight Following 28 Days of Dosing with Oral VK2735

Multiple Ascending Dose Level[1,2]	Placebo (n=18)	VK2735 2.5 mg (n=8)	VK2735 5 mg (n=6)	VK2735 10 mg (n=6)	VK2735 20 mg (n=8)	VK2735 40 mg (n=7)	VK2735 60 mg (n=9)	VK2735 80 mg (n=9)	VK2735 100 mg (n=9)
Mean baseline body weight[3]	98.3 kg	102.3 kg	95.3 kg	97.1 kg	111.3 kg	90.0 kg	107.7 kg	102.0 kg	102.7 kg
Mean change from baseline body weight[4,5]	-1.4 kg	-0.3 kg	-0.8 kg	-1.3 kg	-3.6 kg	-4.8 kg	-4.4 kg	-5.3 kg	-8.2 kg
Mean percent change from baseline[4,5]	-1.4%	-0.3%	-0.8%	-1.1%	-3.5%	-5.1%	-4.1%	-5.2%	-8.2%
Placebo-adjusted mean percent change from baseline[4,5]	-	1.0%	0.6%	0.3%	-2.2%	-3.7%	-2.7%	-3.9%	-6.8%
p-value vs. placebo[5]	-	-	-	-	0.0174	0.0001	0.0026	<0.0001	<0.0001
Percent reporting ≥5% weight loss	0%	0%	0%	0%	25%	57%	38%	63%	100%
p-value vs. placebo[6]	-	-	-	-	0.0933	0.0033	0.0243	0.0011	<0.0001

Notes: 1) Population includes all randomized subjects who received at least one dose of study drug and had at least one planned post-baseline body weight assessment. 2) Subjects treated with VK2735 were titrated to final doses as indicated: 2.5 mg cohort = 2.5 daily x 4 weeks; 5 mg cohort = 2.5 mg daily x 1 wk, 5 mg daily x 3 wks; 10 mg cohort = 5 mg daily x 1 wk, 10 mg daily x 3 wks; 20 mg cohort = 15 mg daily x 1 wk, 20 mg daily x 3 wks; 40 mg cohort = 20 mg daily x 1 wk, 40 mg daily x 3 wks; 60 mg cohort = 40 mg daily x 1 wk, 60 mg daily x 3 wks; 80 mg cohort = 60 mg daily x 1 wk, 80 mg daily x 3 wks; 100 mg cohort = 80 mg daily x 1 wk, 100 mg daily x 3 wks. 3) All subjects enrolled were required to have baseline BMI ≥30 kg/m2. 4) Least squares mean. 5) Two-sided t test using mixed model for repeated measures. 6) Fisher’s exact test.

Oral VK2735 continued to demonstrate encouraging safety and tolerability following 28 days of once-daily dosing at doses up to and including 100 mg. The majority (99%) of treatment emergent adverse events (TEAEs) reported to date have been mild or moderate, with the majority (90%) reported as mild. Similarly, all observed gastrointestinal (GI) adverse events have been reported as mild or moderate, with the majority (84%) reported as mild. Mild nausea was reported in 23 (32%) VK2735-treated subjects compared with 11% among placebo subjects. No moderate or severe nausea was reported. Vomiting was reported in three (4%) VK2735-treated subjects. Diarrhea was reported in five subjects (7%) receiving VK2735 compared with four subjects (21%) receiving placebo.

Common GI-Related Adverse Events Following 28 Days of Dosing with Oral VK2735

Common AEs, No. of Subjects reporting (%)	Placebo (n=19)	VK2735 2.5 mg (n=8)	VK2735 5 mg (n=7)	VK2735 10 mg (n=6)	VK2735 20 mg (n=8)	VK2735 40 mg (n=8)	VK2735 60 mg (n=9)	VK2735 80 mg A (n=9)	VK2735 80 mg B (n=9)	VK2735 100 mg (n=9)	VK2735 Combined (n=73)
Nausea
Mild Moderate Severe	2 (11%) 0 (0%) 0 (0%)	0 (0%) 0 (0%) 0 (0%)	1 (14%) 0 (0%) 0 (0%)	0 (0%) 0 (0%) 0 (0%)	2 (25%) 0 (0%) 0 (0%)	2 (25%) 0 (0%) 0 (0%)	2 (22%) 0 (0%) 0 (0%)	6 (67%) 0 (0%) 0 (0%)	4 (44%) 0 (0%) 0 (0%)	6 (67%) 0 (0%) 0 (0%)	23 (32%) 0 (0%) 0 (0%)
Vomiting	0 (0%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)	1 (11%)	1 (11%)	1 (11%)	3 (4%)
Diarrhea	4 (21%)	0 (0%)	0 (0%)	0 (0%)	1 (13%)	0 (0%)	1 (11%)	1 (11%)	1 (11%)	1 (11%)	5 (7%)
Constipation	3 (16%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)	3 (33%)	2 (22%)	1 (11%)	4 (44%)	10 (14%)

Notes: Safety population, includes all randomized subjects who received at least one dose of study drug or placebo. 80 mg Cohort A = 60 mg daily x 1 wk, 80 mg daily x 3 wks; 80 mg Cohort B = 60 mg daily x 1 wk, 80 mg daily x 1 wk, 80 mg QoD x 2 wks.

An exploratory cohort of subjects was also evaluated to assess changes to dose regimen. Subjects in this cohort were titrated to 80 mg daily doses and subsequently transitioned to a lower exposure regimen (80 mg QoD) from Day 15 – 28. Despite reduction in VK2735 exposure, significant reductions in body weight were observed, with subjects reporting mean body weight change of -4.0% from baseline at Day 28 (p<0.0001). Weight loss trajectory from Day 15 to Day 28 in this cohort was similar to that observed in the cohort of subjects receiving 80 mg daily doses and may suggest the potential for lower dose maintenance regimens.

Poster Presentation #018: Results from the 13-Week VENTURE Phase 2 Study of the GLP-1/GIP Co-Agonist VK2735 in Obese Subjects

Poster #018 provided updated results from follow-up visits performed in the previously reported 13-week Phase 2 VENTURE study of VK2735 dosed as a subcutaneous injection. As previously reported, patients receiving weekly doses of VK2735 demonstrated statistically significant reductions in mean body weight after 13 weeks, ranging up to 14.7% from baseline. Statistically significant differences compared to both baseline and placebo were observed for all doses starting at Week One and continuing throughout the 13-week treatment period. Reductions in body weight were progressive through the course of the study, with no plateau observed for weight loss at 13 weeks. In addition, up to 88% of patients in VK2735 treatment groups achieved ≥10% weight loss, compared with 4% for placebo.

Change in Body Weight Following 13 Weeks of Once-Weekly Dosing with VK2735 in VENTURE Phase 2 Study

Dose Level[1,2]	Placebo (n=34)	VK2735 2.5 mg (n=35)	VK2735 5 mg (n=35)	VK2735 10 mg (n=35)	VK2735 15 mg (n=35)
Mean baseline body weight (kg)[3]	105.3 kg	103.1 kg	98.3 kg	103.4 kg	101.1 kg
Mean change from baseline body weight[4,5]	-1.8 kg	-9.2 kg	-10.7 kg	-13.3 kg	-14.6 kg
Mean percent change from baseline[4,5]	-1.7%	-9.1%	-10.9%	-12.9%	-14.7%
Placebo-adjusted mean percent change from baseline[4,5]	-	-7.4%	-9.2%	-11.3%	-13.1%
p-value vs. placebo[5]	-	< 0.0001	< 0.0001	< 0.0001	< 0.0001
Percent reporting ≥ 10% weight loss	4%	39%	62%	70%	88%
p-value vs. placebo[6]	-	0.0036	0.0002	< 0.0001	< 0.0001

Notes: 1) Efficacy population, includes all randomized patients who received at least one dose of study drug and had a valid baseline and post-baseline body weight assessment. 2) Patients treated with VK2735 were titrated to final doses as indicated: 2.5 mg cohort = 2.5 x 13 weeks; 5 mg cohort = 2.5 mg x 3 wks, 5 mg x 10 wks; 10 mg cohort = 2.5 mg x 3 wks, 5 mg x 3 wks, 7.5 mg x 3 wks, 10 mg x 4 wks; 15 mg cohort = 5 mg x 3 wks, 7.5 mg x 3 wks, 10 mg x 3 wks, 15 mg x 4 wks. 3) All enrolled patients were required to have baseline BMI ≥30 kg/m2 or BMI≥27 kg/m2 with at least one weight-related comorbid condition. 4) Least squares mean. 5) Two-sided t test using mixed model for repeated measures. 6) Logistic regression model with treatment as factor and baseline weight as covariate.

The presentation also included newly reported data from a subset of patients assessed for pharmacokinetic (PK) measures. The results showed that all cohorts receiving VK2735 maintained the majority of their weight loss four weeks after receiving the final dose of VK2735 in the study (p<0.0001 vs. baseline and placebo, all cohorts). This includes the lowest dose evaluated, 2.5 mg weekly, for which 98% of the initial weight loss was maintained four weeks after the last dose was administered. In addition, follow-up assessments seven weeks after administration of the final dose demonstrated continued maintenance effects, with over 80% of the original weight loss maintained in the combined PK subset (p<0.0005 vs. baseline and placebo, all cohorts). An evaluation of plasma levels of VK2735 at various timepoints following the 13-week study was also conducted. The company believes the results support the feasibility of once-monthly dosing in the maintenance setting.

Proportion of Weight Loss Maintained, PK Subset (n=75) in VENTURE Phase 2 Study1

	VK2735 2.5 mg (n=17)	VK2735 5 mg (n=17)	VK2735 10 mg (n=18)	VK2735 15 mg (n=11)	Combined VK2735 Arms
Four Weeks Post Final Dose	98%	92%	92%	96%	94%
Seven Weeks Post Final Dose	91%	82%	75%	87%	83%

Notes: 1) Pharmacokinetic subset, includes 75 patients (n=63 VK2735; n=12 placebo).

An exploratory analysis of changes in diabetes status was also performed. The results demonstrated that treatment with VK2735 increased the odds of patients with prediabetic status at baseline shifting to normoglycemic (non-diabetic) status over the 13-week treatment period. Similarly, the proportion of patients with normal glycemic status at baseline transitioning to pre-diabetic status favored VK2735, with approximately 31% of placebo patients transitioning to pre-diabetic status, compared with 2% among patients receiving VK2735.

Shift in Diabetes Status from Baseline to Week 13 in VENTURE Phase 2 Study

Parameter[1]	Placebo	VK2735 2.5 mg	VK2735 5 mg	VK2735 10 mg	VK2735 15 mg	Combined VK2735 Arms
Pre-diabetic at baseline[2]	14	21	21	16	16	74
Number shifting to normoglycemic at Week 13[3](%)	4 (29%)	17 (81%)	16 (76%)	10 (63%)	15 (94%)	58 (78%)
p-value vs. placebo[4]	-	0.0041	0.0132	0.0813	0.0004	0.0005

Notes: 1) Observed values, no imputation for missing data. 2) Defined as patients with fasting plasma glucose 100 mg/dL to 125 mg/dL or HbA1c 5.7% to 6.4%. 3) Defined as fasting plasma glucose <100 mg/dL or HbA1c <5.7%. 4) Fisher’s exact test.

Additionally, as previously reported, the VENTURE study showed VK2735 treatment to have encouraging safety and tolerability following the 13-week treatment period with the majority (92%) of drug related treatment emergent adverse events (TEAEs) being categorized as mild or moderate. The majority of TEAEs that were gastrointestinal (GI) in nature (95%) were also reported as mild or moderate. Nausea was reported among patients receiving both VK2735 (43%) and placebo (20%). Among subjects receiving VK2735, the majority of reported nausea (68%) was characterized as mild (32% moderate, none severe). Vomiting was reported in 25/140 (18%) VK2735-treated patients compared with none reported among patients receiving placebo. An analysis of the timecourse of GI-related adverse events demonstrated that most occurred relatively early in the treatment period and waned with continued dosing.

“We are happy to report the updated results from both the VENTURE Phase 2 study and the oral Phase 1 study,” said Brian Lian, Ph.D., chief executive officer of Viking. “We believe the VENTURE data demonstrate VK2735’s promising efficacy and tolerability profile through 13 weeks of weekly dosing and support our belief that less frequent dosing regimens may provide effective maintenance of weight control. The updated oral Phase 1 study results continue to demonstrate an encouraging tolerability profile and promising signs of clinical activity at doses of up to 100 mg daily. We believe the durable effects observed following 28 days of dosing suggest potential opportunities to introduce lower dose regimens following an initial induction of weight loss. We plan to discuss with the FDA the clinical path forward for injectable VK2735 later this quarter and we expect to initiate a Phase 2 study of the oral tablet formulation of VK2735 by the end of this year.”

Details of the Phase 3 injectable and Phase 2 oral study designs will be provided closer to study initiation dates.

About GLP-1 and Dual GLP-1/GIP Agonists

Activation of the glucagon-like peptide 1 (GLP-1) receptor has been shown to decrease glucose, reduce appetite, lower body weight, and improve insulin sensitivity in patients with type 2 diabetes, obesity, or both. Semaglutide is a GLP-1 receptor agonist that has been approved by the U.S. Food and Drug Administration and is currently marketed in various dosage strengths and forms as Ozempic®, Rybelsus®, and Wegovy®. More recently, research efforts have explored the potential co-activation of the glucose-dependent insulinotropic peptide (GIP) receptor as a means of enhancing the therapeutic benefits of GLP-1 receptor activation. Tirzepatide is a dual GLP-1/GIP receptor agonist that has been approved by the U.S. Food and Drug Administration and is currently marketed in various dosage strengths and forms as Mounjaro® and Zepbound®.

About Viking Therapeutics, Inc.

Viking Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development of novel first-in-class or best-in-class therapies for the treatment of metabolic and endocrine disorders, with three compounds currently in clinical trials. Viking's research and development activities leverage its expertise in metabolism to develop innovative therapeutics designed to improve patients' lives. Viking's clinical programs include VK2735, a novel dual agonist of the glucagon-like peptide 1 (GLP-1) and glucose-dependent insulinotropic polypeptide (GIP) receptors for the potential treatment of various metabolic disorders. Data from a Phase 1 and a Phase 2 trial evaluating VK2735 (dosed subcutaneously) for metabolic disorders demonstrated an encouraging safety and tolerability profile as well as positive signs of clinical benefit. Concurrently, the company is evaluating an oral formulation of VK2735 in a Phase 1 trial. Viking is also developing VK2809, a novel, orally available, small molecule selective thyroid hormone receptor beta agonist for the treatment of lipid and metabolic disorders. The compound successfully achieved both the primary and secondary endpoints in a recently completed Phase 2b study for the treatment of biopsy-confirmed non-alcoholic steatohepatitis (NASH) and fibrosis. In a Phase 2a trial for the treatment of non-alcoholic fatty liver disease (NAFLD) and elevated LDL-C, patients who received VK2809 demonstrated statistically significant reductions in LDL-C and liver fat content compared with patients who received placebo. The company’s newest program is evaluating a series of internally developed dual amylin and calcitonin receptor agonists (or DACRAs) for the treatment of obesity and other metabolic disorders. In the rare disease space, Viking is developing VK0214, a novel, orally available, small molecule selective thyroid hormone receptor beta agonist for the potential treatment of X-linked adrenoleukodystrophy (X-ALD). In a Phase 1b clinical trial in patients with the adrenomyeloneuropathy (AMN) form of X-ALD, VK0214 was shown to be safe and well-tolerated, while driving significant reductions in plasma levels of very long-chain fatty acids (VLCFAs) and other lipids, as compared to placebo.

For more information about Viking Therapeutics, please visit www.vikingtherapeutics.com.

Contacts:

Viking Therapeutics, Inc.

Greg Zante

Chief Financial Officer

858-704-4672

gzante@vikingtherapeutics.com

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415-675-7401

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415-675-7402

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